                                                                     Exhibit 2.6

         THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE SUCH A REGISTRATION IS IN EFFECT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT.

         THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN OBLIGATIONS CONTAINED IN A STANDSTILL AGREEMENT DATED AS OF AUGUST 29, 2000, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE ISSUER HEREOF, AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH SECURITIES UPON WRITTEN REQUEST.


                             CABLETRON SYSTEMS, INC.

                                 CLASS B WARRANT

                                                        Rochester, New Hampshire
No.   W-                                                   August 30, 2000


         CABLETRON SYSTEMS, INC., a Delaware corporation (the "Company"), for value received, hereby certifies that [name of investor], or registered assigns, is entitled to purchase from the Company up to [number of shares] duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company at the initial purchase price per share of $35.00 (the "Initial Warrant Price"), at any time or from time to time, prior to 5:00 P.M. Rochester, New Hampshire time, on August 30, 2007 (the "Expiration Date"), all subject to the terms, conditions and adjustments set forth below in this Warrant.

         This Warrant is one of the Class B Parent Warrants (the "Warrants," such term to include any warrants issued in substitution therefor) originally issued in connection with the execution and delivery of the Amended and Restated Securities Purchase Agreement (as from time to time in effect, the "Purchase Agreement") among the Company and the investors named therein (the "Investors"). The Warrants originally so issued evidence rights to purchase an aggregate of 200,000 shares of Common Stock, subject to adjustment as provided herein. Certain capitalized terms used in this Warrant are defined in Section 11 hereof.

1.  EXERCISE OR CONVERSION OF WARRANT.

         1.1.  Manner of Exercise or Conversion; Payment.

         1.1.1. Exercise. This Warrant may be exercised by the holder hereof, in whole or in part, during normal business hours on any Business Day on or prior to the Expiration Date, by surrender of this Warrant to the Company at its office maintained pursuant to Section 10.2(a) hereof, accompanied by a subscription in substantially the form attached to this Warrant (or a reasonable facsimile thereof) duly executed by such holder and accompanied by payment, in cash, by certified check payable to the order of the Company or by wire transfer (or by any combination of such methods), in the amount obtained by multiplying (a) the number of shares of Common Stock (without giving effect to any adjustment thereof) designated in such subscription by (b) the Initial Warrant Price, and such holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) determined as provided in Sections 2 and 3 hereof.

         1.1.2. Conversion. This Warrant may be converted by the holder hereof, in whole or in part, into shares of Common Stock, during normal business hours on any Business Day on or prior to the Expiration Date, by surrender of this Warrant to the Company at its office maintained pursuant to Section 10.2(a) hereof, accompanied by a conversion notice in substantially the form attached to this Warrant (or a reasonable facsimile thereof) duly executed by such holder, and such holder shall thereupon be entitled to receive a number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) equal to:

                   (i)     an amount equal to:

                           (a) an amount equal to (x) the number of shares of Common Stock (or Other Securities) determined as provided in Sections 2 and 3 hereof which such holder would be entitled to receive upon exercise of this Warrant for the number of shares of Common Stock designated in such conversion notice multiplied by (y) the Current Market Price (or, if such shares are converted in connection with a Company Sale (as defined in the Purchase Agreement), the Market Price) on the date of conversion of each such share of Common Stock (or such Other Securities) so receivable upon such exercise minus

                           (b) an amount equal to (x) the number of shares of Common Stock (without giving effect to any adjustment thereof) designated in such conversion notice multiplied by (y) the Initial Warrant Price divided by

                  (ii) such Current Market Price (or, if such shares are converted in connection with a Company Sale (as defined in the Purchase Agreement), the Market Price) of each such share of Common Stock (or Other Securities).

For all purposes of this Warrant (other than this Section 1.1), any reference herein to the exercise of this Warrant shall be deemed to include a reference to the conversion of this Warrant into Common Stock (or other Securities) in accordance with the terms of this Section 1.1.2.

         1.2. When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to the Company as provided in Section 1.1 hereof, and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such exercise as provided in Section
1.3 hereof shall be deemed to have become the holder or holders of record thereof.

         1.3. Delivery of Stock Certificates, etc. Promptly after each exercise of this Warrant, in whole or in part, and in any event within five Business Days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder hereof or, subject to Section 8 hereof, as such holder (upon payment by such holder of any applicable transfer taxes) may direct:

                  (a) a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash in an amount equal to the same fraction of the Market Price per share on the Business Day next preceding the date of such exercise; and

                  (b) in case such exercise is in part only, a new Warrant or Warrants of like tenor, dated the date hereof and calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal (without giving effect to any adjustment thereof) to the number of such shares called for on the face of this Warrant minus the number of such shares designated by the holder upon such exercise as provided in Section 1.1 hereof.

2.       ADJUSTMENT OF COMMON STOCK ISSUABLE UPON EXERCISE.

         2.1. General; Number of Shares; Warrant Price. The number of shares of Common Stock which the holder of this Warrant shall be entitled to receive upon each exercise hereof shall be determined by multiplying the number of shares of Common Stock which would otherwise (but for the provisions of this Section 2) be issuable upon such exercise, as designated by the holder hereof pursuant to
Section 1.1 hereof, by the fraction of which (a) the numerator is the Initial Warrant Price and (b) the denominator is the Warrant Price in effect on the date of such exercise. The "Warrant Price" shall initially be the Initial Warrant Price, shall be adjusted and readjusted from time to time as provided in this
Section 2 and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by this Section 2.

         2.2. Dividends and Distributions. In case the Company at any time or from time to time after the date hereof shall declare, order, pay or make a dividend or other distribution (including without limitation any distribution of cash, stock or other securities or property, by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement or otherwise) on the Common Stock, other than a dividend payable in shares of Common Stock, then, and in each such case, the Warrant Price shall be reduced, effective as of immediately after the close of business on the record date fixed for the determination of holders of any class of securities entitled to receive such dividend or distribution, to a price (calculated to the nearest .001 of a cent) determined by multiplying the Warrant Price in effect immediately prior to the close of business on such record date by a fraction:

   (x) the numerator of which shall be the Current Market Price in effect on such record date or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading, less the amount of such dividend or distribution (as determined by the Board of Directors of the Company) applicable to one share of Common Stock; and
    (y)     the denominator of which shall be such Current Market Price.

Notwithstanding the foregoing provisions of this Section 2.2, no adjustment to the Warrant Price shall take place pursuant to this Section 2.2 in respect of
(i) any dividend or distribution by the Company of shares of capital stock of an Operating Subsidiary in any Spin-Off, (ii) any payment by the Company of quarterly or other regularly scheduled cash dividends, (iii) any purchase or repurchase by the Company of any shares of Common Stock or (iv) any dividend or distribution referred to in this Section 2.3 if such dividend or distribution is not actually paid or made (whether or not a record date therefor shall have been declared).

         2.3. Treatment of Stock Dividends, Stock Splits, etc. In case the Company at any time or from time to time after the date hereof shall declare or pay any dividend or other distribution on the Common Stock payable in shares of Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock), then, and in each such case, additional shares of Common Stock shall be deemed to have been issued (a) in the case of any such dividend or other distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or (b) in the case of any such subdivision, immediately after the close of business on the day immediately prior to the day upon which such corporate action becomes effective. Effective at the time such additional shares of Common Stock shall be deemed to have been issued, the Warrant Price shall be reduced to a price (calculated to the nearest .001 of a cent) determined by multiplying the Warrant Price in effect immediately prior to such time by a fraction:

     (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such time; and

     (y) the denominator of which shall be the number of shares of Common Stock outstanding at such time (including the shares of Common Stock deemed to have been issued at such time in respect of any such dividend or subdivision).

Notwithstanding the foregoing provisions of this Section 2.3, no adjustment of the Warrant Price shall take place in respect of any dividend or distribution referred to in this Section 2.3 if such dividend is not actually paid (whether or not a record date therefor shall have been declared).

         2.4. Adjustments for Combinations, etc. In case the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then, and in each such case, the Warrant Price shall be increased, concurrently with the effectiveness of such combination or consolidation, to a price, calculated to the nearest .001 of a cent, determined by multiplying the Warrant Price in effect immediately prior to such combination or consolidation by a fraction:

(x) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the effectiveness of such combination or consolidation; and

(y) the denominator of which shall be the number of shares of Common Stock outstanding at the time of such effectiveness after giving effect to such combination or consolidation.

         2.5. Adjustment for Spin-Offs. As of the close of business on the first trading day following the Company's distribution to holders of Common Stock (or Other Securities) of the capital stock of an Operating Subsidiary in any Spin-Off (the "Applicable Distribution Date"), the Warrant Price shall be reduced to a price (calculated to the nearest .001 of a cent) determined by multiplying the Warrant Price in effect immediately prior to such adjustment by a fraction:

(x) the numerator of which is the Post-Spin-Off Warrant Value as of the close of business on such trading day; and
(y) the denominator of which is the sum of (A) the Post-Spin-Off Warrant Value as of the close of business on such trading day, plus (B) the Subsidiary Warrant Value as of the close of business on such trading day.

Notwithstanding any contrary provision in this Warrant, any adjustment to the Warrant Price required by this Section 2.5 shall only affect the determination of the actual exercise price to be paid upon exercise of this Warrant and shall have no effect upon the number of shares for which this Warrant is actually exercised.

3.  CONSOLIDATION, MERGER, ETC.

         3.1. Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, etc. In case the Company after the date hereof (a) shall consolidate with or merge into any other

Person and shall not be the continuing or surviving corporation of such consolidation or merger, or (b) shall permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Common Stock or Other Securities shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (c) shall transfer all or substantially all of its properties or assets to any other Person, or (d) shall effect a capital reorganization or reclassification of the Common Stock or Other Securities (other than a capital reorganization or reclassification to the extent that such capital reorganization or reclassification results in the issue of additional shares of Common Stock for which adjustment in the Warrant Price is provided in Section 2 hereof), then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the holder of this Warrant, upon the exercise hereof at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Warrant Price in effect at the time of such consummation for all Common Stock or Other Securities issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock or Other Securities issuable upon such exercise prior to such consummation, the greatest amount of securities, cash or other property to which such holder would actually have been entitled as a shareholder upon such consummation if such holder had exercised the rights represented by this Warrant immediately prior thereto (assuming such shareholder failed to exercise any rights of election and received per share the kind and amount of consideration receivable per share by a plurality of the non-electing shares), subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in Sections 2 and 3 hereof.

         3.2. Assumption of Obligations. Notwithstanding anything contained in this Warrant to the contrary, the Company will not effect any of the transactions described in clauses (a) through (d) of Section 3.1 hereof unless, prior to the consummation thereof, each person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to the holder of this Warrant, (a) the obligations of the Company under this Warrant (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant), and
(b) the obligation to deliver to such holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Section 3, such holder may be entitled to receive.

4. NO DILUTION OR IMPAIRMENT. The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, take any action to avoid or to seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant specifically provided herein. Without limiting the generality of the foregoing, the Company (a) will not permit the par value of any shares of stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the exercise of the Warrants from time to time outstanding, and (c) will not take any action which results in any adjustment of the Warrant Price if the total number of shares of Common Stock (or Other Securities) issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock (or Other Securities) then authorized by the Company's certificate of incorporation and available for the purpose of issue upon such exercise.

5. REPORT AS TO ADJUSTMENTS. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable upon the exercise of this Warrant, the Company will promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of the Warrant Price in effect immediately prior to and after giving effect to such adjustment or readjustment. The Company will forthwith mail a copy of each such report to each holder of a Warrant and will, upon the written request at any time of any holder of a Warrant, furnish to such holder a like report setting forth the Warrant Price at the time in effect and showing in reasonable detail how it was calculated. The Company will also keep copies of all such reports at its office maintained pursuant to Section 10.2(a) hereof and will cause the same to be available for inspection at such office during normal business hours by any holder of a Warrant or any prospective purchaser of a Warrant designated by the holder thereof.

6.  NOTICES OF CORPORATE ACTION.  In the event of

                  (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                  (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger involving the Company and any other Person or any transfer of all or substantially all the assets of the Company to any other Person, or

                  (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company will mail to each holder of a Warrant a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or

Other Securities) shall be entitled to exchange their shares of Common
Stock (or Other Securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up.

7. LISTING OF COMMON STOCK. At any time Common Stock is listed or admitted to trading (as applicable) on any national securities exchange or designated as a National Market System security by the NASD, the Company will, at its expense, obtain promptly and maintain the approval for listing and admission to trading (as applicable) on each such exchange and system, upon official notice of issuance, the shares of Common Stock issuable upon exercise of the then outstanding Warrants and maintain the listing or trading (as applicable) of such shares after their issuance.

8. RESTRICTIONS ON TRANSFER. Each certificate for Common Stock (or Other Securities) issued upon the exercise of any Warrant, each certificate issued upon the direct or indirect transfer of any such Common Stock (or Other Securities), all Warrants originally issued pursuant to the Purchase Agreement and each Warrant issued upon direct or indirect transfer or in substitution for any Warrant pursuant to Section 10 hereof shall be transferable only upon satisfaction of the conditions specified in Section 4.01 of the Standstill Agreement and in this Section 8 and shall be stamped or otherwise imprinted with legends in substantially the form required by Section 4.02 of the Standstill Agreement.

9. RESERVATION OF STOCK, ETC. The Company will at all times reserve and keep available, solely for issuance and delivery upon exercise of the Warrants, the number of shares of Common Stock of each class (or Other Securities) from time to time issuable upon exercise of all Warrants at the time outstanding. All shares of Common Stock (or Other Securities) issuable upon exercise of any Warrants shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the holders thereof.

10.  OWNERSHIP, TRANSFER AND SUBSTITUTION OF WARRANTS.

         10.1. Ownership of Warrants. The Company may treat the person in whose name any Warrant is registered on the register kept at the office of the Company maintained pursuant to Section 10.2(a) hereof as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes, notwithstanding any notice to the contrary. Subject to Section 8 hereof, a Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued.

         10.2.  Office; Transfer and Exchange of Warrants.

                  (a) The Company will maintain an office (which may be an agency maintained at a bank) in Rochester, New Hampshire where notices, presentations and demands in respect of this Warrant may be made upon it. Such office shall be maintained at 35 Industrial Way, Rochester, New Hampshire 03867 until such time as the Company shall notify the holders of the Warrants of any change of location of such office within Rochester, New Hampshire.

                  (b) The Company shall cause to be kept at its office maintained pursuant to Section 10.2(a) hereof a register for the registration and transfer of the Warrants. The names and addresses of holders of Warrants, the transfers thereof and the names and addresses of transferees of Warrants shall be registered in such register. The Person in whose name any Warrant shall be so registered shall be deemed and treated as the owner and holder thereof for all purposes of this Warrant, and the Company shall not be affected by any notice or knowledge to the contrary.

                  (c) Upon the surrender of any Warrant, properly endorsed, for registration of transfer or for exchange at the office of the Company maintained pursuant to Section 10.2(a) hereof, the Company at its expense will (subject to compliance with Section 8 hereof, if applicable) execute and deliver to or upon the order of the holder thereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

         10.3. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and upon delivery of indemnity and surety bond reasonably satisfactory to the Company in form and amount or, in the case of any such mutilation, upon surrender of such Warrant for cancellation at the office of the Company maintained pursuant to Section 10.2(a) hereof, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor and dated the date hereof.

11. DEFINITIONS. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

         Business Day: Any day other than a Saturday or a Sunday or a day on which commercial banking institutions in Boston, Massachusetts, New York, New York or Rochester, New Hampshire are authorized by law to be closed. Any reference to "days" (unless Business Days are specified) shall mean calendar days.

         Commission: The Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         Common Stock: As defined in the introduction to this Warrant, such term to include any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock, and all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference; provided, however, that, subject to the provisions of Section 3.1 of this Warrant, shares of Common Stock issuable on exercise of this Warrant shall include only shares of the class designated as Common Stock of the Company on the date hereof or any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock (provided that, if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from such changes and reclassifications bears to the total number of shares of all classes resulting from all such changes and reclassifications).

         Company: As defined in the introduction to this Warrant, such term to include any corporation which shall succeed to or assume the obligations of the Company hereunder in compliance with Section 3 hereof.

         Current Market Price: On any date specified herein, the average daily Market Price during the period of the most recent 10 days, ending on such date, on which the national securities exchanges were open for trading, except that if no class of the Common Stock is then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, the Current Market Price shall be the Market Price on such date.

         Expiration Date:  As defined in the introduction to this Warrant.

         Investors:  As defined in the introduction to this Warrant.

         Market Price: On any date specified herein, the amount per share of Common Stock equal to (a) the last sale price of Common Stock, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which Common Stock is then listed or admitted to trading, or (b) if Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the NASD, the last trading price of Common Stock on such date, or (c) if there shall have been no trading on such date or if Common Stock is not so designated, the average of the closing bid and asked prices of Common Stock on such date as shown by the NASD automated quotation system, or (d) if Common Stock is not then listed or admitted to trading on any national exchange or quoted in the over-the-counter market, the fair value thereof on such date as reasonably determined in good faith by the Board of Directors of the Company as of the date on which the determination is to be made; provided, however, that the holder of this Warrant shall have no right to object to such determination unless such holder submits an objection in good faith to the Board of Directors within 10 days of notice thereof.

         NASD:  The National Association of Securities Dealers, Inc.

         Operating Subsidiary:  As defined in the Purchase Agreement.

         Operating Subsidiary Warrant:  As defined in the Purchase Agreement.

         Other Securities: Any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities, in each case, pursuant to Section 3 hereof or otherwise in accordance with the terms hereof.

         Person: A corporation, an association, a partnership, a limited liability company, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

         Post-Spin-Off Warrant Value: An amount equal to the product of the total number of shares of Common Stock for which this Warrant is exercisable as of the time of determination specified herein multiplied by the Market Price of such shares of Common Stock as of such time.

         Purchase Agreement:  As defined in the introduction to this Warrant.

         Securities Act: The Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         Spin-Off:  As defined in the Purchase Agreement.

         Standstill Agreement: The Standstill Agreement, dated as of the date of this Warrant, among the Company and the Investors.

         Subsidiary Warrant Value: An amount equal to the product of the total number of shares of capital stock that would have been distributed in a Spin-Off in respect of the aggregate shares of Common Stock issuable under this Warrant if this Warrant had been exercised in full immediately prior to the record date for such distribution, multiplied by the Market Price of such shares of capital stock as of the time of determination.

         Warrant Price:  As defined in Section 2.1 hereof.

         Warrants:  As defined in the introduction to this Warrant.

12. REMEDIES. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

13. NO RIGHTS OR LIABILITIES AS STOCKHOLDER. Nothing contained in this Warrant shall be construed as conferring upon the holder hereof any rights as a stockholder of the Company or as imposing any obligation on such holder to purchase any securities or as imposing any liabilities on such holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

14. NOTICES. Any notice or other communication in connection with this Warrant shall be deemed to be delivered if in writing (or in the form of a telex or telecopy) addressed as hereinafter provided and if either (x) actually delivered at said address (evidenced in the case of a telex by receipt of the correct answerback) or (y) in the case of a letter, three Business Days shall have elapsed after the same shall have been deposited in the United States mails, postage prepaid and registered or certified: (a) if to any holder of any Warrant, at the registered address of such holder as set forth in the register kept at the office of the Company maintained pursuant to Section 10.2(a) hereof; or (b) if to the Company, to the attention of its President at its office maintained pursuant to Section 10.2(a) hereof; provided, however, that the exercise of any Warrant shall be effective in the manner provided in Section 1 hereof.

15. MISCELLANEOUS. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the domestic substantive laws of the State of Delaware (without giving effect to any choice or conflict of law provision or rule that would cause the application of the law of any other jurisdiction). The section headings in this Warrant are for purposes of convenience only and shall not constitute a part hereof.

16. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, all the covenants and provisions of this Warrant by or for the benefit of the Company and the registered holders of the Warrants shall inure to the benefit of their respective successors and assigns.




                                                     CABLETRON SYSTEMS, INC.



                                                     By:________________________
                                                         Title:

                             FORM OF SUBSCRIPTION

                [To be executed only upon exercise of Warrant]


To CABLETRON SYSTEMS, INC.

         The undersigned registered holder of the within Warrant hereby irrevocably exercises such Warrant for, and purchases thereunder, __________1 shares of the Common Stock and herewith makes payment of $____ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to_____________________, whose address is__________________ .




Dated:                                     _________________________________
                                           (Signature must conform in all
                                           respects to name of holder as
                                           specified on the face of Warrant)

                                           ---------------------------------
                                           (Street Address)

                                           ---------------------------------
                                            (City)     (State)     (Zip Code)
----------
1 Insert here the number of shares called for on the face of this Warrant (or, in the case of a partial assignment, the portion thereof as to which this Warrant is being assigned), in either case without making any adjustment for additional shares of Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of this Warrant, may be delivered upon exercise. In case of a partial assignment, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of the Warrant, to the holder surrendering the Warrant.

                           FORM OF CONVERSION NOTICE

               [To be executed only upon conversion of Warrant]


To CABLETRON SYSTEMS, INC.

         The undersigned registered holder of the within Warrant hereby irrevocably converts such Warrant with respect to __________1 shares of the Common Stock which such holder would be entitled to receive upon the exercise hereof, and requests that the certificates for such shares be issued in the name of, and delivered to___________________, whose address is___________________ .




Dated:                                     _________________________________
                                           (Signature must conform in all
                                           respects to name of holder as
                                           specified on the face of Warrant)

                                           ---------------------------------
                                           (Street Address)

                                           ---------------------------------
                                            (City)     (State)     (Zip Code)
--------
1 Insert here the number of shares called for on the face of this Warrant (or, in the case of a partial exercise, the portion thereof as to which this Warrant is being exercised), in either case without making any adjustment for additional shares of Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of this Warrant, may be delivered upon exercise. In case of a partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of the Warrant, to the holder surrendering the Warrant.

                              FORM OF ASSIGNMENT

                [To be executed only upon transfer of Warrant]


         For value received, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto the right represented by such Warrant to purchase __________1 shares of Common Stock of CABLETRON SYSTEMS, INC. to which such Warrant relates, and appoints Attorney to make such transfer on the books of CABLETRON SYSTEMS, INC. maintained for such purpose, with full power of substitution in the premises.


Dated:                                     _________________________________
                                           (Signature must conform in all
                                           respects to name of holder as
                                           specified on the face of Warrant)

                                           ---------------------------------
                                           (Street Address)

                                           ---------------------------------
                                           (City)     (State)     (Zip Code)

Signed in the presence of:



--------------------------




----------
1 Insert here the number of shares called for on the face of this Warrant (or, in the case of a partial conversion, the portion thereof as to which this Warrant is being converted), in either case without making any adjustment for additional shares of Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of this Warrant, may be delivered upon exercise. In case of a partial conversion, a new Warrant or Warrants will be issued and delivered, representing the unconverted portion of the Warrant, to the holder surrendering the Warrant.